UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549
_________________

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 27, 2007  (July 27, 2007)

Petroleum & Resources Corporation
(Exact Name of Registrant as Specified in Charter)

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	811-02736 (Commission File Number)	13-5506797 (IRS Employer Identification No.)

Seven St. Paul Street, Suite 1140
Baltimore, Maryland 21202
(Address of Principal Executive Offices) (Zip Code)

410-752-5900
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.04.       Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

             On July 27, 2007, Petroleum & Resources Corporation (“Petroleum & Resources”) sent a notice to its directors and executive officers informing them that there would be a blackout period under the Petroleum & Resources Employee Thrift Plan (the “Plan”). The blackout period is expected to begin at 4 p.m. Eastern time on August 27, 2007 and will remain paused until the week of September 16, 2007.

             The blackout period is necessary in order to transfer our retirement plan services from Milliman Inc., the current Plan administrator, to the Principal Financial Group, the new Plan administrator. During the blackout period, the directors and executive officers of Petroleum & Resources will be prohibited from directly or indirectly purchasing, selling or otherwise transferring equity securities of Petroleum & Resources.

             A copy of the notice sent to directors and executive officers of Petroleum & Resources is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit 99.1	Notice to Directors and Executive Officers of Petroleum & Resources concerning blackout periods under the Petroleum & Resources Employee Thrift Plan.

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SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM & RESOURCES CORPORATION (Registrant)
By	/s/ Maureen A. Jones

	Name: Title:	Maureen A. Jones Vice President, Chief Financial Officer and Treasurer

Date:  July 27, 2007

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